FOSTER WHEELER REPORTS RESULTS FOR THIRD QUARTER OF 2013

•	Income from continuing operations of $0.50 per diluted share
•	25% increase in EBITDA in Global E&C Group versus average quarter of 2012
•	New quarterly record of $1.3 billion of scope new orders in Global E&C Group
•	Record-level of $2.9 billion of scope backlog in Global E&C Group

ZUG, SWITZERLAND, November 7, 2013 -- Foster Wheeler AG (Nasdaq: FWLT) today reported income from continuing operations for the third quarter of 2013 of $48.9 million, or $0.50 per diluted share, compared with $58.7 million, or $0.55 per diluted share, in the third quarter of 2012.

Income from continuing operations in both quarterly periods was impacted by net asbestos-related provisions, as detailed in an attached table. Excluding such items from both quarterly periods, adjusted income from continuing operations in the third quarter of 2013 was $50.9 million, or $0.52 per diluted share, compared with $60.7 million, or $0.57 per diluted share, in the year-ago quarter.

For the first nine months of 2013, income from continuing operations was $134.1 million, or $1.32 per diluted share, compared with $130.6 million, or $1.21 per diluted share, for the first nine months of 2012.

The following tables present quarterly and average quarterly data for continuing operations, both as reported and as adjusted to exclude asbestos-related gains and provisions (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(dollars in millions, from continuing operations)	Q3 2013	Qtrly Avg. 2013	Q3 2012	Qtrly Avg. 2012
Income	$49	$45	$59	$37
Adjusted income	$51	$41	$61	$45
Consolidated revenues (FW Scope)	$625	$631	$598	$637

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “Our adjusted income from continuing operations in the third quarter of 2013 was above the average quarter of 2012 due largely to an increase in EBITDA in our Global Engineering and Construction (E&C) Group, partially offset by an EBITDA decline in the Global Power Group.”

Masters said, “In addition to its strong operating performance, our Global E&C Group set new quarterly records for scope backlog and scope new orders.”

The company’s income from continuing operations in the third quarter of 2013 included a net $5.4 million after-tax benefit from mark-to-market currency fluctuations, which were primarily related to the reversal of mark-to-market currency losses that had been reported in the first quarter of 2013.

1

Global Engineering and Construction (E&C) Group

(dollars in millions)	Q3 2013	Qtrly Avg. 2013	Q3 2012	Qtrly Avg. 2012
New orders booked (FW Scope)	$1,304	$725	$769	$599
Operating revenues (FW Scope)	$441	$436	$380	$397
Segment EBITDA	$60	$52	$52	$48
EBITDA Margin (FW Scope)	13.6%	12.0%	13.7%	12.1%

~~•~~	Scope new orders in the third quarter of 2013 reached a record level, driven by the booking of a large EPC contract for a grassroots petrochemical plant in Texas. The exceptionally strong orders resulted in a record-level scope backlog of $2.9 billion.
~~•~~	Scope operating revenues in the third quarter of 2013 were 11% above the average quarter of 2012 due to an increase in the volume of work.
•	EBITDA in the third quarter of 2013 was 25% above the average quarter of 2012. In addition to the contribution from recent acquisitions, EBITDA reflected improved utilization and higher profit enhancement opportunities. EBITDA in the third quarter of 2013 also included a $5.8 million pretax benefit from mark-to-market currency fluctuations, which were primarily related to the reversal of mark-to-market losses reported in the first quarter of 2013.

Global Power Group (GPG)

(dollars in millions, EBITDA and revenues from continuing operations)	Q3 2013	Qtrly Avg 2013	Q3 2012	Qtrly Avg. 2012
New orders booked (FW Scope)	$176	$153	$184	$145
Operating revenues (FW Scope)	$185	$194	$217	$241
Segment EBITDA	$45	$39	$64	$51
EBITDA Margin (FW Scope)	24.6%	19.8%	29.7%	21.3%

•	Scope new orders in the third quarter of 2013 were above the average quarter of 2012, although the company continued to see delays in prospective orders for large utility-sized boilers.
•	Scope operating revenues in the third quarter of 2013 were well below the average quarter of 2012, reflecting a lower volume of boiler work during the quarter.
•	EBITDA in the third quarter of 2013 was below the average quarter of 2012 due primarily to the lower volume of boiler work, partially offset by the favorable impact of robust profit enhancement opportunities.

Outlook/Guidance

Masters said, “Our full-year 2013 guidance is unchanged for earnings per share. We expect our adjusted diluted earnings per share from continuing operations to be down sequentially in the fourth quarter of this year but still moderately above $1.54 for the full year.”

Masters said, “In our Global E&C Group, we are modestly increasing our margin guidance. We now expect full-year EBITDA margin on scope revenues to be in the range of 11% to 13%, as compared to the previous guidance of 10% to 12%. We still expect scope revenues in 2013 to be up materially as compared with 2012.”

Masters said, “In our Global Power Group, we are maintaining our previous guidance. We expect full-year EBITDA margin on scope revenues to be in the range of 17% to 19% on a material decline in sequential-year scope revenues.”

2

Share Repurchase Program

The company did not purchase any of its shares during the quarter. As of September 30, 2013, the company had approximately $270 million remaining under its authorized share repurchase program.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Thursday, November 7, at 4:00 p.m. Central European Time (10:00 a.m. Eastern Time in the U.S.) to discuss its financial results for the third quarter ended September 30, 2013. The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com). To listen to the call by telephone, dial 973-935-8752 (conference I.D. number 73811172) approximately ten minutes before the call. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com. A replay of the call will be available on the company's web site for four weeks following the call.

Income from Continuing Operations

All references to income from continuing operations in this news release refer to “Income from continuing operations attributable to Foster Wheeler AG” as reported in our consolidated financial statements.

Adjusted Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations

The company believes that adjusted income from continuing operations and adjusted earnings per share from continuing operations are important measures of performance because such adjusted figures exclude the variable impact of periodic asbestos-related gains and provisions. The company believes that the line item on its consolidated statement of operations entitled "Net income attributable to Foster Wheeler AG" and “diluted earnings per share attributable to Foster Wheeler AG” are the most directly comparable GAAP financial measures to adjusted income from continuing operations and adjusted earnings per share from continuing operations.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our senior unsecured credit agreement use EBITDA, as defined in such agreement, in the covenant calculations, which is different from EBITDA as presented herein. The company believes that the line item on its consolidated statement of operations entitled "Net income attributable to Foster Wheeler AG" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

• It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

• It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company's operations, any measure that excludes taxes has material limitations; and

3

• It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, minerals and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Reading, United Kingdom.  For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

# # #

13-661

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which were filed with the U.S. Securities and Exchange Commission, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication to Switzerland, benefits, effects or results of the Company’s strategic renewal initiative, further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Contacts:
Media	Patti Landsperger	908 713 2944	E-mail: patti_landsperger@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com

4

Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Operating revenues	$801,826	$797,296	$2,455,377	$2,661,348
Cost of operating revenues	648,360	643,076	2,028,858	2,228,112
Contract profit	153,466	154,220	426,519	433,236

Selling, general and administrative expenses	85,521	77,495	265,654	245,925
Other income, net	(9,873)	(14,342)	(32,638)	(32,995)
Other deductions, net	7,557	8,825	23,359	25,062
Interest income	(1,307)	(2,469)	(4,251)	(8,583)
Interest expense	3,388	3,197	9,976	10,862
Net asbestos-related provision/(gain)	2,000	2,000	(9,750)	7,710
Income from continuing operations before income taxes	66,180	79,514	174,169	185,255
Provision for income taxes	17,794	16,790	36,273	43,965
Income from continuing operations	48,386	62,724	137,896	141,290
Discontinued operations:
Income/(loss) from discontinued operations before income taxes	1,760	(445)	265	(851)
Provision for income taxes from discontinued operations	-	-	-	-
Income/(loss) from discontinued operations	1,760	(445)	265	(851)
Net income	50,146	62,279	138,161	140,439
Less: Net (loss)/income attributable to noncontrolling interests	(467)	4,057	3,823	10,712
Net income attributable to Foster Wheeler AG	$50,613	$58,222	$134,338	$129,727

Weighted–average number of shares outstanding:
Basic earnings per share	98,172,200	107,065,999	100,830,719	107,558,489
Diluted earnings per share	98,603,586	107,319,962	101,326,593	107,857,368

Amounts attributable to Foster Wheeler AG:
Income from continuing operations	$48,853	$58,667	$134,073	$130,578
Income/(loss) from discontinued operations	1,760	(445)	265	(851)
Net income	$50,613	$58,222	$134,338	$129,727

Basic earnings per share attributable to Foster Wheeler AG:
Income from continuing operations	$0.50	$0.55	$1.33	$1.22
Income/(loss) from discontinued operations	0.02	(0.01)	-	(0.01)
Net income	$0.52	$0.54	$1.33	$1.21

Diluted earnings per share attributable to Foster Wheeler AG:
Income from continuing operations	$0.50	$0.55	$1.32	$1.21
Income/(loss) from discontinued operations	0.01	(0.01)	-	(0.01)
Net income	$0.51	$0.54	$1.32	$1.20

5

Foster Wheeler AG and Subsidiaries
Consolidated Balance Sheet
(in thousands of dollars)
(unaudited)

	September 30,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$497,129	$582,322
Accounts and notes receivable, net:
Trade	619,717	609,213
Other	90,385	86,981
Contracts in process	207,809	228,979
Prepaid, deferred and refundable income taxes	62,521	57,404
Other current assets	41,705	47,138
Current assets of discontinued operations	-	1,505
Total current assets	1,519,266	1,613,542
Land, buildings and equipment, net	280,245	285,402
Restricted cash	54,602	62,189
Notes and accounts receivable – long-term	14,111	14,119
Investments in and advances to unconsolidated affiliates	192,253	205,476
Goodwill	168,720	133,518
Other intangible assets, net	118,233	105,100
Asbestos-related insurance recovery receivable	114,188	132,438
Long-term assets of discontinued operations	-	49,579
Other assets	143,169	90,509
Deferred tax assets	44,147	42,052
TOTAL ASSETS	$2,648,934	$2,733,924
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$13,783	$13,672
Accounts payable	277,627	298,411
Accrued expenses	254,144	231,602
Billings in excess of costs and estimated earnings on uncompleted contracts	527,642	564,356
Income taxes payable	39,771	64,992
Liabilities of discontinued operations	-	3,154
Total current liabilities	1,112,967	1,176,187
Long-term debt	117,113	124,034
Deferred tax liabilities	45,341	40,889
Pension, postretirement and other employee benefits	169,196	177,345
Asbestos-related liability	237,632	259,350
Other long-term liabilities	202,793	190,132
Commitments and contingencies
TOTAL LIABILITIES	1,885,042	1,967,937
Temporary Equity:
Non-vested share-based compensation awards subject to redemption	12,313	8,594
TOTAL TEMPORARY EQUITY	12,313	8,594
Equity:
Registered shares	257,614	269,633
Paid-in capital	202,556	266,943
Retained earnings	970,331	835,993
Accumulated other comprehensive loss	(562,766)	(567,603)
Treasury shares	(150,131)	(90,976)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	717,604	713,990
Noncontrolling interests	33,975	43,403
TOTAL EQUITY	751,579	757,393
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,648,934	$2,733,924

6

Foster Wheeler AG and Subsidiaries
Business Segments
(in thousands of dollars)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Global Engineering & Construction Group
Backlog - in future revenues	$3,355,000	$2,485,800	$3,355,000	$2,485,800
New orders booked - in future revenues	1,498,400	838,000	2,627,100	2,007,500
Operating revenues	615,028	578,072	1,865,721	1,915,087
EBITDA	59,940	51,964	157,261	138,809

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,918,800	1,706,800	2,918,800	1,706,800
New orders booked - in Foster Wheeler Scope	1,303,800	768,600	2,176,300	1,531,100
Operating revenues - in Foster Wheeler Scope	$440,633	$380,482	$1,308,875	$1,162,328
EBITDA Margin (FW Scope)	13.6%	13.7%	12.0%	11.9%

Global Power Group
Backlog - in future revenues (3)	$587,200	$917,800	$587,200	$917,800
New orders booked - in future revenues (3)	177,900	185,900	467,100	463,800
Operating revenues (4)	186,798	219,224	589,656	746,261
EBITDA	45,428	64,396	115,699	158,535

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope (3)	583,900	908,300	583,900	908,300
New orders booked - in Foster Wheeler Scope (3)	175,500	183,800	460,200	457,500
Operating revenues - in Foster Wheeler Scope (4)	$184,741	$217,004	$582,897	$739,896
EBITDA Margin (FW Scope)	24.6%	29.7%	19.8%	21.4%

Corporate & Finance Group (2)
EBITDA	$(21,301)	$(25,528)	$(49,810)	$(76,398)

Consolidated
Backlog - in future revenues (3)	$3,942,200	$3,403,600	$3,942,200	$3,403,600
New orders booked - in future revenues (3)	1,676,300	1,023,900	3,094,200	2,471,300
Operating revenues (4)	801,826	797,296	2,455,377	2,661,348
EBITDA from continuing operations	84,067	90,832	223,150	220,946

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope (3)	3,502,700	2,615,100	3,502,700	2,615,100
New orders booked - in Foster Wheeler Scope (3)	1,479,300	952,400	2,636,500	1,988,600
Operating revenues - in Foster Wheeler Scope (4)	$625,374	$597,486	$1,891,772	$1,902,224

(1)	Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.
(2)	Includes intersegment eliminations.
(3)	The backlog and new orders booked balances above include balances for discontinued operations for periods prior to September 30, 2013, which were insignificant based on our consolidated and business group balances.
(4)	The operating revenues balances above represent balances from continuing operations.

7

Foster Wheeler AG and Subsidiaries
Reconciliations of Foster Wheeler Scope and EBITDA
(in thousands of dollars)
(unaudited)

					Twelve Months
	Quarter Ended		Nine Months Ended		Ended
	September 30,		September 30,		December 31,
	2013	2012	2013	2012	2012
Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues (1)

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$440,633	$380,482	$1,308,875	$1,162,328	$1,586,198
Flow-through revenues	174,395	197,590	556,846	752,759	833,129
Operating revenues	$615,028	$578,072	$1,865,721	$1,915,087	$2,419,327

Global Power Group
Foster Wheeler Scope operating revenues	$184,741	$217,004	$582,897	$739,896	$962,247
Flow-through revenues	2,057	2,220	6,759	6,365	9,820
Operating revenues	$186,798	$219,224	$589,656	$746,261	$972,067

Consolidated
Foster Wheeler Scope operating revenues	$625,374	$597,486	$1,891,772	$1,902,224	$2,548,445
Flow-through revenues	176,452	199,810	563,605	759,124	842,949
Operating revenues	$801,826	$797,296	$2,455,377	$2,661,348	$3,391,394

Reconciliation of EBITDA from continuing operations to Net Income (2)
EBITDA from continuing operations:
Global Engineering & Construction Group	$59,940	$51,964	$157,261	$138,809	$192,208
Global Power Group	45,428	64,396	115,699	158,535	204,758
Corporate & Finance Group	(21,301)	(25,528)	(49,810)	(76,398)	(121,453)
EBITDA from continuing operations	84,067	90,832	223,150	220,946	275,513
Less: Interest expense	3,388	3,197	9,976	10,862	13,797
Less: Depreciation and amortization (3)	14,032	12,178	42,828	35,541	50,234
Less: Provision for income taxes	17,794	16,790	36,273	43,965	62,267
Income from continuing operations (2)	48,853	58,667	134,073	130,578	149,215
Income/(loss) from discontinued operations (2)	1,760	(445)	265	(851)	(13,193)
Net income (2)	$50,613	$58,222	$134,338	$129,727	$136,022

(1)	The operating revenues represent balances from continuing operations.
(2)	Amounts attributable to Foster Wheeler AG.
(3)	The depreciation and amortization by business segment:

					Twelve Months
	Quarter Ended		Nine Months Ended		Ended
	September 30,		September 30,		December 31,
	2013	2012	2013	2012	2012
Global Engineering & Construction Group	$8,376	$5,845	$24,170	$16,752	$23,115
Global Power Group	5,176	5,677	15,591	16,838	22,637
Corporate & Finance Group	480	656	3,067	1,951	4,482
Total depreciation and amortization	$14,032	$12,178	$42,828	$35,541	$50,234

8

Foster Wheeler AG and Subsidiaries
EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation
(in thousands of dollars, except per share amounts)
(unaudited)

	Quarter Ended September 30,
	2013			2012
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share

As adjusted	$86,067	$50,853	$0.52	$92,832	$60,667	$0.57
Adjustments:
Net asbestos-related provision	(2,000)	(2,000)	(0.02)	(2,000)	(2,000)	(0.02)

As reported from continuing operations	$84,067	$48,853	$0.50	$90,832	$58,667	$0.55
As reported from discontinued operations		1,760	0.01		(445)	(0.01)
As reported		$50,613	$0.51		$58,222	$0.54

	Nine Months Ended September 30, 2013
	2013			2012
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share

As adjusted	$213,400	$124,323	$1.23	$228,656	$137,851	$1.28
Adjustments:
Net asbestos-related gain/(provision)	9,750	9,750	0.09	(7,710)	(7,273)	(0.07)

As reported from continuing operations	$223,150	$134,073	$1.32	$220,946	$130,578	$1.21
As reported from discontinued operations		265	-		(851)	(0.01)
As reported		$134,338	$1.32		$129,727	$1.20

	Twelve Months Ended December 31, 2012
			Diluted Earnings
	EBITDA	Net Income*	Per Share

As adjusted	$306,018	$179,137	$1.66
Adjustments:
Net asbestos-related provision	(30,505)	(29,922)	(0.27)

As reported from continuing operations	$275,513	$149,215	$1.39
As reported from discontinued operations		(13,193)	(0.12)
As reported		$136,022	$1.27

* Net income attributable to Foster Wheeler AG.

9

Foster Wheeler AG and Subsidiaries
Average Calculations
(in thousands of dollars, except per share amounts)
(unaudited)

	2012 Full Year	2012 Quarterly Average(1)	Nine Months Ended September 30, 2013	2013 Quarterly Average(2)
Consolidated
Operating revenues - in Foster Wheeler Scope (3)	$2,548,445	$637,111	$1,891,772	$630,591
Income from continuing operations (4)	$149,215	$37,304	$134,073	$44,691
Adjusted income from continuing operations (4)	$179,137	$44,784	$124,323	$41,441
Consolidated EBITDA from continuing operations	$275,513	$68,878	$223,150	$74,383
Consolidated EBITDA from continuing operations, as adjusted	$306,018	$76,505	$213,400	$71,133
Adjusted diluted earnings per share	$1.66	$0.42	$1.23	$0.41

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$2,397,600	$599,400	$2,176,300	$725,433
Operating revenues - in Foster Wheeler Scope	$1,586,198	$396,550	$1,308,875	$436,292
EBITDA	$192,208	$48,052	$157,261	$52,420
EBITDA margin (FW Scope)	12.1%	12.1%	12.0%	12.0%

Global Power Group
New orders booked - in Foster Wheeler Scope (5)	$579,000	$144,750	$460,200	$153,400
Operating revenues - in Foster Wheeler Scope (3)	$962,247	$240,562	$582,897	$194,299
EBITDA	$204,758	$51,190	$115,699	$38,566
EBITDA margin (FW Scope)	21.3%	21.3%	19.8%	19.8%

(1) To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

(2) To calculate the quarterly average dollar amounts, the company divided reported nine-months figures by three.

(3) The operating revenues represent balances from continuing operations.

(4) Amounts attributable to Foster Wheeler AG.

(5) New orders booked balances above include balances for discontinued operations for periods prior to September 30, 2013, which were insignificant based on our consolidated and business group balances.

10